EXHIBIT 16

                            Michael Johnson & Co. LLC
                                    Suite 100
                               9175 Kenyon Avenue
                             Denver, Colorado 80237
                            Telephone: (303)796-0099
                            Facsimile: (303)796-0137



September 3, 2004


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC
USA  20549

Dear Sir and/or Madam:

Re:  Cheetah Oil & Gas Ltd.
___________________________

         This firm is addressing this letter in connection with the filing of a Form 8-K/A to reflect this firm's dismissal as principal accountant for Cheetah Oil & Gas Ltd., in compliance with Item 304(a)(3) of Regulation S-B. This firm agrees with the statements made by the Registrant in response to Item 304(a)(1) of Regulation S-B as set forth in the attached Form 8-K/A.

Yours truly,

Michael Johnson & Co. LLC

Per:  /s/Michael Johnson
      __________________________
      Michael Johnson & Co., LLC